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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF DOANE PET CARE COMPANY

                                                        JURISDICTION OF                  PERCENTAGE
NAME                                                    FORMATION                        OWNED
----                                                    ---------------                  ----------
DPC Investment Corp.                                    Delaware                         100%

Doane Pet Care  (Europe) ApS                            Denmark                          100%

A/S Arovit Pet Food                                     Denmark                          100%

DPC International Limited                               United Kingdom                   100%

Ipes Iberica, S.A.                                      Spain                            100%

Doane Pet Care (UK) Limited                             United Kingdom                   100%

Arovit Petfood Deutschland G.m.b.H.                     Germany                          100%

A/S Arovit Petfood Norway                               Norway                           100%

Arovit Petfood France s.a.r.l.                          France                           100%

Arovit Petfood Italia S.R.L.                            Italy                            100%

Arovit Petfood Spain, S.A.                              Spain                            100%

Arovit Petfood UK Ltd.                                  United Kingdom                   100%

Arovit Petfood Benelux B.V.                             The Netherlands                  100%

Carat Tiernahrungsgesellschaft m.b.H.                   Austria                          100%

Pyramid Pet Equipment ApS                               Denmark                          100%

Doane/Windy Hill Joint Venture L.L.C.                   Texas                            100%

Effeffe S.p.A                                           Italy                            50%

Doane International Pet Products LLC                    Delaware                         50%
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